UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2006

Penton Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14337	36-2875386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio		44114-1503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-696-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2006, the Board of Directors of Penton Media, Inc. ("the Company") approved an arrangement to compensate five senior managers of the Company with bonuses, in the event of a sale of the Corporation (which may include a sale of a controlling interest). The Board of Directors approved the arrangement at the recommendation of the Company's Compensation Committee.

The senior managers include David B. Nussbaum, Preston L. Vice and Darrel C. Denny, who are named executive officers of the Company. Upon any such sale, David Nussbaum will receive a cash bonus of $400,000. The other four senior managers, including Preston L. Vice and Darrel C. Denny will each receive a variable cash bonus based on the sale proceeds distributable to holders of the Company's Series C Preferred Stock and common stock ("Equity Proceeds") as outlined in the following bonus Schedule:

Equity Proceeds from sale of Company: Sales Bonus

Less than $135,000,000: $ 25,000
$135,000,000 or more but less than $145,000,000: $ 50,000
$145,000,000 or more but less than $185,000,000: $100,000
$185,000,000 or greater: $150,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penton Media, Inc.

July 21, 2006	By:	Preston L. Vice

Name: Preston L. Vice
Title: Chief Financial Officer